                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)    October 19, 1998


                           REUNION INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)

                                   Delaware
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                (State or other jurisdiction of incorporation)


              1-7726                                     06-1439715
      ------------------------                 ---------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)


       62 Southfield Avenue, One Stamford Landing, Stamford, CT     06902
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              (Address of principal executive offices)            (Zip Code)


     Registrant's telephone number, including area code     (203) 324-8858


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5.   OTHER EVENTS

     Refinancing of Senior Secured Debt

On October 19, 1998 Reunion's wholly owned subsidiary, Oneida Rostone Corp. ("ORC"), closed a financing under a Loan and Security Agreement with The CIT Group/Business Credit, Inc. ("CITBC"). The agreement provides a six-year senior secured credit facility including revolving credit loans of up to $10,200,000 and a term loan in the initial amount of $6,000,000 for ORC (the "New Facilities"). The proceeds were used to refinance ORC's debt with Congress Financial Corporation and to provide working capital for ORC. The New Facilities also provide a letter of credit used to collateralize the bond for the Company's appeal of the judgment in favor of Bargo Energy Company.

The initial borrowing under the New Facilities totaled $15,196,361 of which $13,941,322 was used to repay the debt with Congress Financial Corporation and $1,255,039 was paid for fees and other loan costs. CITBC received fees totaling $1,100,000.

Future borrowings under the revolving credit loans are subject to a collateral availability formula based on 85% of eligible accounts receivable and 60% of eligible raw materials and finished goods inventories, as such terms are defined in the Agreement. The term loan is repayable in quarterly installments of $250,000 beginning December 31, 1998. Interest is payable monthly at 0.25% above the Chase Manhattan Bank Rate for revolving loans and at 0.50% above the Chase Manhattan Bank Rate for the term loan.

The New Facilities are secured by liens on substantially all of ORC's assets and by guarantees of (i) ORC's subsidiary DPL Acquisition Corp., which indirectly owns 80.47% of Data Packaging Limited, (ii) Reunion, and (iii) Charles E. Bradley, President and a director of Reunion. Reunion's guarantee is secured by
(i) a pledge of the stock of ORC, (ii) 10% of the stock of Reunion's subsidiary, Juliana Vineyards, and (iii) a cash deposit of $437,500. Mr. Bradley's guarantee is secured by a pledge by an affiliated company, Stanwich Financial Services Corp., of $6 million of Partially Convertible Subordinated 9% Notes of Consumer Portfolio Services, Inc.

The Company intends to seek additional financing to provide resources to meet Reunion's continuing corporate, legal and environmental expenses.



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     Bargo Litigation Bond

As previously reported, Reunion recorded a charge to continuing operations of $8.8 million in the second quarter of 1998 for the adverse judgment in the Company's litigation with Bargo Energy Company. With the letter of credit collateral provided by CITBC, the Company has filed a bond which suspends execution on the judgment while the Company appeals. A formal notice of appeal has been filed, and the Company intends to file its appeal as soon as possible. Reunion continues to maintain that no evidence sufficient to support a jury finding of fraud or related punitive damages was presented at trial, and intends to continue to vigorously oppose this judgment through the appeal.

     Chatwins Merger

The May 31, 1998 Merger Agreement with Chatwins Group, Inc., as amended, has been terminated by mutual agreement. This decision was made as a result of the inability to arrange sufficient financing to refinance all of the debt of the combined companies under current market conditions.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.  Not applicable.

     (b)  Pro Forma Financial Information.  Not applicable.

     (C)  Exhibits

          10.1 Loan and Security Agreement dated as of October 16, 1998 among Oneida Rostone Corp. as Borrower, Reunion Industries, Inc. and DPL Acquisition Corp. as Guarantors, and The CIT Group/Business Credit, Inc. as Agent and Lender (filed herewith)

          99 Press Release of Reunion Industries, Inc. Dated October 20, 1998 (filed herewith).



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 26, 1998                             REUNION INDUSTRIES, INC.


                                             By: /s/ Richard L. Evans
                                                 --------------------------
                                                 Richard L. Evans
                                                 Executive Vice President



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